Exhibit 23.2

[Graphic Omitted] FRIEDMAN LLP
                  ACCOUNTANTS AND ADVISORS



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors
Aerobic Creations, Inc.

We consent to the use in this registration statement of Aerobic Creations, Inc. on Form S-1 to the reference to us under the headings "Experts" and "Change in the Registrants Registered Accountants", and to the use of our reports in the prospectus as follows:

     (1) Report dated October 27, 2006, on the consolidated financial statements of Maritime Logistics US Holdings, Inc. and Subsidiaries as of June 30, 2006, and for the period February 6, 2006 (date of inception) to June 30, 2006;

     (2) Report dated December 19, 2006, on the combined financial statements of AmeRussia Shipping Company Inc. and Affiliate as of and for the year ended December 31, 2003;

     (3) Report dated September 29, 2006, on the combined financial statements of AmeRussia Shipping Company Inc. and Affiliate as of and for the years ended December 31, 2005 and 2004;

     (4) Report dated December 12, 2006, on the combined financial statements of TUG Logistics, Inc. and Affiliates as of and for the year ended December 31, 2003;

     (5) Report dated September 25, 2006, on the combined financial statements of TUG Logistics, Inc. and Affiliates as of and for the years ended December 31, 2005 and 2004.

/s/ Friedman LLP


New York, New York
January 12, 2007



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